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Calculation of registration fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, no par value	4,976,270	$43.48	$216,368,220	$15,427

(1)    Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed pursuant to Rule 424(b)(7)
Registration Number 333-148154

Prospectus Supplement
(To Prospectus dated December 19, 2007)

4,976,270 shares

Common stock

        This prospectus supplement relates to up to 4,976,270 shares of the common stock of EQT Corporation, which may be offered for sale by the selling shareholders named in this prospectus supplement. The selling shareholders acquired the shares of common stock offered by this prospectus supplement in an asset purchase transaction. We are registering the offer and sale of the shares of common stock to satisfy registration rights we granted to the selling shareholders. We closed this acquisition on April 30, 2010.

        We are not selling any shares of common stock under this prospectus supplement and will not receive any proceeds from the sale of common stock by the selling shareholders. The shares of common stock to which this prospectus supplement relates may be offered and sold from time to time directly by the selling shareholders or alternatively through underwriters or broker-dealers or agents. The shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. Because all of the shares being offered under this prospectus supplement are being offered by selling shareholders, we cannot currently determine the price or prices at which our shares of common stock may be sold under this prospectus supplement. Shares of our common stock are listed on the New York Stock Exchange (in this prospectus supplement we refer to the New York Stock Exchange as the NYSE) under the symbol "EQT." On April 26, 2010, the closing price of our common stock was $45.62 per share, as reported on the NYSE. Please read "Plan of Distribution."

        If the shares are to be sold by transferees of the selling shareholders under this prospectus supplement, we must file an additional prospectus supplement, amending the list of selling shareholders to include the transferee as a selling shareholder. Upon being notified by a selling shareholder that it intends to use an agent or principal to sell their shares, an additional prospectus supplement will be filed, naming the agent or principal as an underwriter and disclosing the compensation arrangement.

        Investing in our common stock involves risks, including those described in the "Risk factors" section beginning on page S-4 of this prospectus supplement and the section entitled "Risk Factors" beginning on page 13 of our most recent Annual Report on Form 10-K for fiscal year ended December 31, 2009, which is incorporated by reference into the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2010

About this prospectus supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission using a shelf registration process. This prospectus supplement relates to the offer and sale by the selling shareholders of our common stock. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as additional information contained in any document described under "Incorporation of Certain Documents by Reference" on page ii of the accompanying prospectus before investing in our common stock.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We and the selling shareholders have not authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. Neither we nor the selling shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

 Requests for documents incorporated by reference

We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this supplement or the accompanying prospectus. You should direct requests for documents to:

EQT Corporation
EQT Plaza
625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
Attention: Lewis B. Gardner, Esq.
Vice President and General Counsel
Telephone: (412) 553-5700

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreement and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

Summary

This summary highlights selected information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein carefully, especially the risks of investing in our common stock discussed in "Risk factors" below,the prospectus accompanying this prospectus supplement and the documents incorporated therein by reference. References herein to a fiscal year mean the fiscal year ended December 31.

Throughout the remainder of this prospectus supplement, except as otherwise indicated, references to "we," "us," "our," "EQT," "EQT Corporation," and the "company" refer collectively to EQT Corporation and its consolidated subsidiaries.

Our Company

General

We conduct our business through three business segments: EQT Production, EQT Midstream and Distribution. EQT Production is one of the largest natural gas producers in the Appalachian region of the United States with 4.1 trillion cubic feet of proved reserves across 3.4 million acres as of December 31, 2009.

EQT Midstream provides gathering, processing, transmission and storage services to EQT Production and to independent third parties in the Appalachian Basin. EQT Midstream has approximately 10,650 miles of gathering lines and 970 miles of transmission lines.

Distribution distributes and sells natural gas to residential, commercial and industrial customers in southwestern Pennsylvania, West Virginia and eastern Kentucky. Distribution also operates a small gathering system in Pennsylvania and provides off-system sales activities, which include the purchase and delivery of gas to customers at mutually agreed-upon points on facilities not owned by us.

Risks of Investment

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described in "Risk factors" below and all of the other information contained in this prospectus supplement and the accompanying prospectus before deciding whether to purchase our common stock. In addition, you should carefully consider, among other things, the matters discussed under "Risk Factors" beginning on page 13 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in other documents that we subsequently file with the Securities and Exchange Commission, all of which are incorporated by reference into the prospectus accompanying this prospectus supplement. These risks include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Cautionary statements."

The offering

Issuer	EQT Corporation
New York Stock Exchange symbol	EQT
Common Stock offered by selling shareholders	4,976,270 shares
Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling shareholders.
Risk Factors
See "Risk factors" beginning on page S-4 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the section entitled "Risk Factors" beginning on page 13 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for a discussion of the factors you should carefully consider before deciding to invest in our common stock.
Transfer Agent and Registrar	BNY Mellon Shareholder Services

Risk factors

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement and the accompanying prospectus before deciding whether to purchase our common stock. In addition, you should carefully consider, among other things, the matters discussed under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in other documents that we subsequently file with the Securities and Exchange Commission, all of which are incorporated by reference into the prospectus accompanying this prospectus supplement. The risks and uncertainties described below or in the documents incorporated by reference in the prospectus accompanying this prospectus supplement are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of such risks actually occur, our business, financial condition and results of operations would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. The risks discussed below or in the documents incorporated by reference in the prospectus accompanying this prospectus supplement also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Cautionary statements."

Risks related to this offering

Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and our ability to raise funds in new stock offerings.

Sales by us or our shareholders of a substantial number of shares of our common stock in the public markets following this offering, or the perception that these sales might occur, could cause the market price of our common stock to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities.

We may issue common stock or equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and growth plans, to adjust our ratio of debt-to-equity, to satisfy our obligations upon the exercise of options or for other reasons. We cannot predict the effect, if any, that future sales or issuance of shares of our common stock or other equity securities, or the availability of shares of common stock or such other equity securities for future sale or issuance, will have on the trading price of our common stock.

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our common stock could decrease, perhaps significantly. Other factors that may affect the market price of our common stock include announcements relating to significant corporate transactions; fluctuations in our quarterly and annual financial results; operating and stock price performance of companies that investors deem comparable to us; and changes in government regulation or proposals relating to us. In addition, the U.S. securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic and industry factors may negatively affect the price of our common stock, regardless of our operating performance. You may not be able to sell your shares of our common stock at or above the price at which shares are purchased from the selling shareholders in this offering, or at all. Any volatility of or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using common stock. Further, if we were to be the object of securities class action litigation as a result of volatility in our common stock price or for other reasons, it could result in substantial costs and diversion of our management's attention and resources, which could negatively affect our financial results.

The issuance of additional stock in connection with acquisitions or otherwise will dilute all other stockholdings.

We intend to continue to actively seek to expand our business through complementary or strategic acquisitions of other companies and assets, and we may issue shares of common stock in connection with those acquisitions. Any shares issued in connection with these activities, the exercise of stock options or otherwise would dilute the percentage ownership held by the investors who purchase our shares from the selling shareholders in this offering.

Our ability to make dividend payments on our common stock depends to a large extent on our ability to receive dividends or other distributions from our subsidiaries.

Our operations are conducted primarily through direct and indirect subsidiaries. We own no significant assets other than our equity in our subsidiaries, and our ability to meet our obligations will be dependent on dividends and other distributions or payments from our subsidiaries. The ability of our subsidiaries to pay dividends or make distributions or other payments to us depends upon the availability of cash flow from operations, proceeds from the sale of assets and/or borrowings, and, in the case of non-wholly owned subsidiaries, our contractual arrangements with other equity holders. In the event of bankruptcy proceedings affecting one of these subsidiaries, to the extent we are recognized as a creditor of that entity, our claim could still be junior to any security interest in or other lien on any assets of that entity and to any of its debt and other obligations. We cannot be certain of the future availability of such distributions and the lack of any such distributions may adversely affect our ability to pay dividends on our common stock.

 Cautionary statements

Disclosures in this prospectus supplement and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as "anticipate," "estimate," "forecasts," "approximate," "expect," "project," "intend," "plan," "believe," "will," "may" and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein include the matters discussed in the section captioned "Outlook" in Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our expectations of plans, strategies, objectives and growth and anticipated financial and operational performance. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We have based these forward-looking statements on current expectations and assumptions about future events. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. The risks and uncertainties that may affect our operations, performance and results and the forward-looking statements include, but are not limited to, those set forth under Item 1A, "Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Use of proceeds

We will not receive any of the proceeds from the sale of the shares of common stock offered by this prospectus supplement. Any proceeds from the sale of the shares offered by this prospectus supplement will be received by the selling shareholders.

Selling Shareholders

This prospectus supplement covers shares issued to certain persons in connection with agreements entered into in February, 2010 under which we acquired interests in certain Marcellus Shale oil and gas properties located in Pennsylvania (the "Marcellus Shale Transaction"). The shares issued in the Marcellus Shale Transaction were sold to "accredited investors" as defined by Rule 501(a) under the Securities Act pursuant to an exemption from registration provided in Regulation D, Rule 506 under Section 4(2) of the Securities Act. The selling shareholders who received shares from us in the Marcellus Shale Transaction and their transferees, pledgees, donees, assignees or successors, may from time to time offer and sell under this prospectus supplement any or all of the shares listed opposite each of their names below. No offer or sale under this prospectus supplement may be made by a selling shareholder unless that holder is listed in the table below, in an additional prospectus supplement or in an amendment to the related registration statement that has become effective under the Securities Act.

The table below sets forth information about the number of shares owned by each selling shareholder as of April 30, 2010, that may be offered from time to time under this prospectus supplement. The table below has been prepared based upon the information furnished to us by the selling shareholders. The percentages of shares of common stock outstanding have been calculated based on 143,871,597 shares of common stock outstanding as of April 26, 2010. The selling shareholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented. Information concerning the selling shareholders may change from time to time and, if necessary, we will amend and/or supplement this prospectus supplement accordingly. We cannot give an estimate as to the amount of shares of common stock that will be held by the selling shareholders upon termination of this offering because the selling shareholders may offer some or all of their common stock under the offering contemplated by this prospectus supplement. The total amount of shares that may be sold hereunder will not exceed the number of shares offered hereby. The table below assumes that the selling shareholders will sell all of their shares of common stock offered for sale. However, a selling shareholder is under no obligation to sell any shares of common stock pursuant to this prospectus supplement.

The selling shareholders represented that they acquired the shares for investment purposes only and not with a view to distribution except in accordance with the registration provisions of the Securities Act or an exemption therefrom, if available. If the shares are to be sold by transferees of the selling shareholders under this prospectus supplement, we must file an additional prospectus supplement, amending the list of selling shareholders to include the transferee as a selling shareholder. Upon being notified by a selling shareholder that it intends to use an agent or principal to sell their shares, an additional prospectus supplement will be filed, naming the agent or principal as an underwriter and disclosing the compensation arrangement. All selling shareholders are subject to Rule 105 of Regulation M and are precluded from engaging in any short selling activities prior to effectiveness and for as long as they are participants in the offering. Except as noted below, to our knowledge, none of the selling shareholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of shares described below.

	Shares of Common Stock Owned Prior to This Offering
Name of Selling Shareholder(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned	Shares of Common Stock That May be Sold in This Offering	Number of Shares of Common Stock Beneficially Owned Following This Offering
American Exploration Company(2)	842,179	*	842,179	0
Glade Park Gas, L.P.(3)	2,684,093	1.9%	2,684,093	0
Rosebud Mining Company(4)	1,007,706	*	1,007,706	0
Law Offices of Greco & Lander, P.C.(5)	238,142	*	238,142	0
H & H Producing of Mount Jewett LP(6)	204,150	*	204,150	0
Total	4,976,270	3.5%	4,976,270	0

*
Less than 1%.

(1)
Information regarding the selling shareholders may change from time to time. Any such changed information will be set forth in amendments or supplements if and when necessary.

(2)
Representatives of American Exploration Company have advised us that Thomas F. Halloran, President of American Exploration Company, is the natural person who holds voting and dispostive power with respect to the shares of EQT Corporation common stock held by American Exploration Company.

(3)
Representatives of Glade Park Gas, L.P. have advised us that David E. Snyder, President of S/A Gas, Inc., the general partner of Glade Park Gas, L.P. is the natural person who holds voting and dispositive power with respect to the shares of EQT Corporation common stock held by Glade Park Gas, L.P.

(4)
Representatives of Rosebud Mining Company have advised us that J. Clifford Forrest, President of Rosebud Mining Company, and James R. Barker, Executive Vice President of Rosebud Mining Company, are the natural persons who hold voting and dispositive power with respect to the shares of EQT Corporation common stock held by Rosebud Mining Company.

(5)
Representatives of Law Offices of Greco & Lander, P.C. have advised us that Al Lander, Director and Officer of Law Offices of Greco & Lander, P.C., and Dom W. Greco, Director and Officer of Law Offices of Greco & Lander, P.C., are the natural persons who hold voting and dispositive power with respect to the shares of EQT Corporation common stock held by Law Offices of Greco & Lander, P.C.

(6)
Representatives of H & H Producing of Mount Jewett LP have advised us that Dale W. Howard, President of Lindholm Division, Inc., the general partner of H & H Producing of Mount Jewett LP is the natural person who holds voting and dispositive power with respect to the shares of EQT Corporation common stock held by H & H Producing of Mount Jewett LP.

 Plan of Distribution

Pursuant to a Registration Rights Agreement, dated as of April 30, 2010, by and among us and certain of the selling shareholders, this prospectus supplement was filed with the Securities and Exchange Commission covering the resale of the shares by the selling shareholders (and their permitted transferees who have executed a joinder to a lockup agreement described below and who received an assignment of registration rights). We have agreed to keep effective the registration statement until all of the shares of common stock registered by this prospectus supplement cease to be registrable shares (as defined in the registration rights agreement). We will be permitted to suspend the use of this prospectus supplement (which is a part of the registration statement) in connection with the sale of the shares by holders under certain circumstances as more fully described in the registration rights agreement. Also pursuant to the registration rights agreement described above, we have agreed to pay all expenses incident to the offer and sale of the shares offered by the selling shareholders, except that the selling shareholders will pay all brokers' or underwriters' discounts and commissions, transfer taxes, and fees and disbursements of any counsel to the selling shareholders, if any. We and the selling shareholders are obligated to indemnify each other against certain liabilities arising under the Securities Act.

Pursuant to lockup agreements, dated as of April 30, 2010, by and among us and the selling shareholders, the selling shareholders (and their permitted transferees who have executed a joinder to a lockup agreement) will not, without our prior written consent, be permitted to engage in any prohibited transaction (as defined in the lockup agreement) for a period of 180 days after the date of the closing; provided, however that a selling shareholder (or its permitted transferees who have executed a joinder to the lockup agreement) may enter into a prohibited transaction if the aggregate number of shares subject to prohibited transactions by such selling shareholder (and its permitted transferees who have executed a joinder to the lockup agreement) do not exceed in any period of 30 days, with the first 30-day period commencing on the date of the closing, ten percent (10%) of the lock-up share number (as defined in the lockup agreement).

Subject to the terms of the lockup agreements noted above, the selling shareholders and any of their pledgees, donees, assignees, transferees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock. These sales may be at fixed or negotiated prices. Subject to compliance with applicable law, the selling shareholders may use any one or more of the following methods when selling shares of common stock:

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•
block trades in which the broker-dealer will attempt to sell the shares of common stock as an agent but may position and resell a portion of the block as a principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
settlement of short sales entered into after the date of this prospectus supplement;

•
agreements with broker-dealers to sell a specified number of such shares of common stock at a stipulated price per share;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The selling shareholders may effect such transactions by selling their shares of common stock covered by this prospectus supplement directly to purchasers, to or through broker-dealers, which may act as agents for the seller and buyer or principals, or to underwriters who acquire common shares for their own account and resell them in one or more transactions.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any public offering price and any discounts or concessions allowed or paid to dealers may be changed at different times.

The selling shareholders may also sell shares of our common stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The selling shareholders may pledge their shares of common stock to their broker-dealers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker-dealer may, from time to time, offer and sell the pledged shares of common stock.

The selling shareholders and any other persons participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Securities Act, the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling shareholders or any other person, which limitations may affect the marketability of the shares of common stock.

Upon our being notified in writing by a selling shareholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus supplement will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including (i) the name of the selling shareholder and of the participating underwriter(s) or broker-dealer(s), (ii) the number of shares of common stock, (iii) the price at which such shares of common stock were sold or the public offering price, as applicable, (iv) the discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or re-allowed or paid by any underwriters to dealers, where applicable, and other facts material to the transaction.

The selling shareholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To our knowledge, no selling shareholder has entered into any agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock.

We are required to pay all fees and expenses incident to the registration of shares of our common stock. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

To the extent required, this prospectus supplement may be amended and/or supplemented from time to time to describe a specific plan of distribution.

 Legal matters

The validity of the common stock offered in this offering will be passed upon for us by Buchanan Ingersoll & Rooney PC, Pittsburgh, Pennsylvania.

Experts

The consolidated financial statements of EQT Corporation appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (including the schedule appearing therein) and the effectiveness of our internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The information included or incorporated by reference in this prospectus supplement as of December 31, 2009 relating to our estimated quantities of our proved natural gas and oil reserves is derived from an audit report prepared by Ryder Scott Company, L.P., independent petroleum engineers, as stated in its audit report with respect thereto. This information is included or incorporated in this prospectus supplement in reliance upon the authority of such firm as experts with respect to the matters covered by their report and the giving of their report.

PROSPECTUS

EQUITABLE RESOURCES, INC.

Debt Securities

Preferred Stock

Common Stock

        Equitable Resources, Inc., from time to time, may offer, issue and sell unsecured debt securities which may be senior, subordinated or junior subordinated debt securities, preferred stock and common stock. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities. Our common stock is listed on the New York Stock Exchange and trades under the symbol "EQT."

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated December 19, 2007

        In this prospectus, except as otherwise indicated, "Equitable Resources," "we," "our," and "us" refer to Equitable Resources, Inc. and its consolidated subsidiaries.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect without charge any documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC's website at http://www.sec.gov and on our corporate website at http://www.eqt.com. Information on our website does not constitute part of this prospectus.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC's Public Reference Room in Washington D.C., as well as through the SEC's website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" documents we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We incorporate by reference into this prospectus the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange

Act of 1934, as amended (the "Exchange Act"), prior to the completion of the offering of all securities covered by the respective prospectus supplement:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2006 (filed on February 23, 2007);

  •
  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2007 (filed on April 27, 2007), June 30, 2007 (filed on July 26, 2007) and September 30, 2007 (filed on October 25, 2007);

  •
  our Current Reports on Form 8-K (filed on February 23, 2007, April 16, 2007 (but only with respect to Item 1.01 of such Current Report on Form 8-K), July 5, 2007, July 13, 2007, October 23, 2007 and December 10, 2007);

  •
  our Definitive Proxy Statement on Schedule 14A (filed on March 5, 2007); and

  •
  the descriptions of the common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions.

        We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Equitable Resources, Inc.
225 North Shore Drive
Pittsburgh, Pennsylvania 15212
Attention: Johanna G. O'Loughlin, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Telephone: (412) 553-5700

        You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein may contain certain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as "anticipate," "estimate," "should," "may," "will," "forecasts," "approximate," "expect," "project," "intend," "plan," "believe" and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this prospectus and the documents incorporated by reference herein include the matters discussed in the sections captioned "Outlook" in Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and of our Quarterly Reports on Form 10-Q for the periods ended March 31, 2007, June 30, 2007 and September 30, 2007 and the expectations of our and subsidiaries' plans, strategies, objectives, and growth and anticipated financial and operational performance, including guidance regarding our drilling and development and midstream infrastructure programs, production and sales volumes, liquidity, natural gas reserves, capital expenditures, executive compensation, hedging risks, the pending acquisition of The Peoples Natural Gas Company and Hope Gas, Inc., the financing of that acquisition, and our move to a holding company structure. A variety of factors could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of our business and forward-looking statements include, but are not limited to, those set forth under Item 1A, "Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

        Any forward-looking statement speaks only as of the date on which such statement is made and we do not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

 EQUITABLE RESOURCES, INC.

        We are an integrated energy company, with an emphasis on Appalachian area natural gas supply activities including production and gathering and natural gas distribution and transmission. We offer energy (natural gas, and a limited amount of natural gas liquids and crude oil) products and services to wholesale and retail customers through two business segments: Equitable Supply and Equitable Utilities.

        Equitable Supply.    Equitable Supply's production business develops, produces and sells natural gas and, to a limited extent, crude oil and processes natural gas liquids, in the Appalachian region of the United States. Its gathering business consists of gathering our and third party gas. Equitable Supply generated approximately 64% of our net operating revenues in 2006.

        Equitable Supply's production business, operating through Equitable Production Company and several other affiliates (which we refer to collectively as "Equitable Production"), is the largest owner of proved natural gas reserves in the Appalachian Basin. Our reserves are located entirely in the Appalachian Basin, where Equitable Production operated approximately 12,000 producing wells as of December 31, 2006.

        Equitable Gathering derives its revenues from charges to customers for use of its gathering system in the Appalachian Basin. As of December 31, 2006, the system included approximately 7,100 miles of gathering line located throughout West Virginia, eastern Kentucky and southwestern Virginia. As of December 31, 2006, over 85% of the gathering system volumes were transported to interconnects with three major interstate pipelines: Columbia Gas Transmission, East Tennessee Natural Gas Company and Dominion Transmission. The gathering system also maintains interconnects with Equitrans, the Company's interstate pipeline affiliate. Maintaining these interconnects provides us with access to geographically diverse markets.

        Equitable Utilities.    Equitable Utilities' operations comprise the gathering, transportation, storage, distribution and sale of natural gas. Equitable Utilities has both regulated and nonregulated operations. The regulated activities consist of our state-regulated distribution operations and federally-regulated pipeline and storage operations. The nonregulated activities include the non-jurisdictional marketing of natural gas, risk management activities for us and the sale of energy-related products and services. Equitable Utilities generated approximately 36% of our net operating revenues in 2006.

        Equitable Utilities' distribution operations are carried out by Equitable Gas Company, or Equitable Gas, one of our divisions. The service territory for the distribution operations includes southwestern Pennsylvania, municipalities in northern West Virginia and field line sales, also referred to as farm tap service, in eastern Kentucky and West Virginia. These areas have a rather static population and economy. The distribution operations provided natural gas services to approximately 274,000 customers, comprising 255,400 residential customers and 18,600 commercial and industrial customers as of December 31, 2006. Equitable Gas purchases gas through contracts with various sources including major and independent producers in the Gulf Coast, local producers in the Appalachian area and gas marketers (including an affiliate). These contracts contain various pricing mechanisms, ranging from fixed prices to several different index-related prices.

        Equitable Utilities' interstate pipeline operations are carried out by Equitrans, L.P., or Equitrans. These operations offer gas gathering, transportation, storage and related services to affiliates and third parties in the northeastern United States, including but not limited to, Dominion Resources, Inc., Keyspan Corporation, NiSource, Inc., PECO Energy Company and Amerada Hess Corporation. In 2006, approximately 77% of transportation volumes and approximately 62% of transportation revenues were from affiliates.

        Equitable Utilities' unregulated marketing operations include the non-jurisdictional marketing of natural gas at Equitable Gas, marketing and risk management activities at Equitable Energy, LLC, or

Equitable Energy, and the sale of energy-related products and services by Equitable Homeworks, LLC. Services and products offered by the marketing operations include commodity procurement, delivery and storage services, such as park and loan services, risk management and other services for energy consumers including large industrial, utility, commercial and institutional end-users. Equitable Energy also engages in trading and risk management activities for us. The objective of these activities is to limit our exposure to shifts in market prices and to optimize the use of our assets.

        We were formed under the laws of Pennsylvania by the consolidation and merger in 1925 of two companies, the older of which was organized in 1888. In 1984, our corporate name was changed to Equitable Resources, Inc. Our common stock is listed on the New York Stock Exchange under the symbol "EQT." Our principal and executive offices are located at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212 and our telephone number is (412) 553-5700. Our Internet address is www.eqt.com. Information on our website does not constitute part of this prospectus.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated.

	Year Ended December 31,
Nine Months Ended September 30, 2007	2006		2005		2004(1)	2003		2002
8.53x	7.26	x	9.71	x	11.18x	6.66	x	7.87	x

(1)
In the second quarter of 2004, Westport Resources Corporation and Kerr-McGee Corporation completed a merger. We recognized a gain of $217.2 million on the exchange of the Westport shares for Kerr-McGee shares in the merger. If this gain is removed from our earnings, the earnings to fixed charge ratio for the year ended December 31, 2004 would be 6.30.

        For purposes of calculating the ratios, earnings consist of:

  •
  income before income taxes, discontinued operations and cumulative effect of accounting changes;

  •
  minus equity earnings or losses of non consolidated investments and minority interest;

  •
  plus fixed charges; and

  •
  minus capitalized interest.

        For purposes of calculating the ratios, fixed charges consist of:

  •
  interest on debt and amortization of debt expense;

  •
  capitalized interest and allowance for borrowed funds used during construction; and

  •
  the interest portion of rental expense on operating leases.

        As of the date of this prospectus, we have not issued any shares of preferred stock.

 DESCRIPTION OF CAPITAL STOCK

        Set forth below is a summary description of all the material terms of our capital stock. For more information, please see our amended and restated articles of incorporation, or the articles, which are incorporated by reference to the registration statement of which this prospectus forms a part as Exhibit 3.1.

Description of Common Stock

        Our authorized common stock consists of 320,000,000 shares. At December 13, 2007, there were 122,139,186 shares of common stock issued and outstanding. The approximate number of shareholders of record of our common stock as of December 13, 2007 was 3,813.

        Each share of our common stock is entitled to one vote on all matters requiring a vote of shareholders and, subject to the rights of the holders of any outstanding shares of preferred stock, each shareholder is entitled to receive any dividends, in cash, securities or property, as our board may declare. Pennsylvania law prohibits the payment of dividends or the repurchase of our shares if we are insolvent or if we would become insolvent after the dividend or repurchase. In the event of our liquidation, dissolution or winding up, either voluntarily or involuntarily, subject to the rights of the holders of any outstanding shares of preferred stock, holders of common stock are entitled to share pro-rata in all of our remaining assets available for distribution. The common stock issued by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Description of Preferred Stock

        We currently have authorized 3,000,000 shares of undesignated preferred stock; there are no preferred shares issued and outstanding as of the date of this prospectus. Under Pennsylvania law and our articles, our board is authorized to issue shares of preferred stock from time to time in one or more series without shareholder approval. Subject to limitations prescribed by Pennsylvania law and our articles and by-laws, our board can determine the number of shares constituting each series of preferred stock and the designation, preferences, qualifications, limitations, restrictions, and special or relative rights or privileges of that series.

        Holders of preferred stock have no voting rights for the election of directors and have no other voting rights except as our board may determine pursuant to its authority under our articles and by-laws with respect to any particular series of preferred stock.

        If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering. This description will include:

  •
  the distinctive serial designation of the series;

  •
  the annual dividend rate for such series, and the date or dates from which dividends shall commence to accrue;

  •
  the redemption price or prices, if any, for shares of such series and the terms and conditions on which such shares may be redeemed;

  •
  the provisions for a sinking, purchase, or similar fund, if any, for the redemption or purchase of shares of the series;

  •
  the preferential amount or amounts payable upon shares of such series in the event of our voluntary or involuntary liquidation;

  •
  voting rights, if any, of the preferred stock;

  •
  the terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of our securities into which such shares may be converted;

  •
  the relative seniority, parity or junior rank of such series with respect to other series of preferred stock then or thereafter to be issued;

  •
  a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

        While the terms we have summarized above may generally apply to any shares of preferred stock that we may offer, our board will include the specific terms of each series of preferred stock in a statement of preferred stock that will be filed with the Pennsylvania Department of State, and we will describe the particular terms of any series of preferred stock that we may offer in more detail in the applicable prospectus supplement.

        The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have or be subject to any preemptive or similar rights.

Anti-takeover Effect of our Governing Documents and Pennsylvania Business Corporation Law

        Our articles and by-laws contain a number of provisions relating to corporate governance and to the rights of shareholders. Certain of these provisions may be deemed to have a potential "anti-takeover" effect by delaying, deferring or preventing a change of control of us. In addition, certain provisions of Pennsylvania law may have a similar effect.

        Required Vote for Authorization of Certain Actions.    Our articles require the vote of the holders of at least 80% of the combined voting power of the then outstanding shares of capital stock of all classes and series entitled to vote generally in the election of directors, voting together as a single class, for approval of certain business combinations, including certain mergers, asset sales, security issuances, recapitalizations, reorganizations, reclassification of securities, liquidation or dissolution, or any agreement, plan, contract or other agreement providing for such a transaction, involving us or our subsidiaries and certain acquiring persons (namely a person, entity or specified group which beneficially owns more than 10% of the voting power of the then outstanding shares of our capital stock entitled to vote generally in an election of directors), unless such business combination has been approved by two-thirds of the continuing directors, or the aggregate amount of cash, together with the "fair market value" of other consideration, exceeds the "highest equivalent price" threshold and other procedural requirements specified in our articles are met.

        Required Vote for Amendment of Articles and By-laws.    Except as may be specifically provided to the contrary in any provision in our articles with respect to amendment or repeal of such provision, our articles cannot be amended and no provision may be repealed by our shareholders without a vote of the holders of not less than 80% of the voting power of the then outstanding shares of our capital stock entitled to vote in an annual election of directors, voting together as a single class, unless such amendment has been approved by two-thirds of the board of directors, in which event our articles may be amended and any provision repealed by such shareholder approval as may be specified by law. Our board of directors may make, amend, and repeal our by-laws with respect to those matters which are not, by statute, reserved exclusively to our shareholders, subject to the power of our shareholders to change such action. No by-law may be made, amended or repealed by our shareholders unless such action is approved by the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of our capital stock entitled to vote in an annual election of directors, voting together as a single class, unless such amendment has been approved by two-thirds of the board of directors, in which event (unless otherwise expressly provided in the articles or by-laws) our by-laws may be amended and any provision may be repealed by such shareholder approval as may be specified by law.

        Election and Removal of Directors.    Our board of directors is divided into three classes. The directors in each class serve for a three year term, one class being elected each year by our shareholders. A vote of at least 80% of the combined voting power of the then outstanding shares of stock, voting together as a single class, is required to remove a director, with or without cause. Our articles provide that vacancies in our board of directors shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs. In the event that a director is so removed, our articles provide that the shareholders may elect such director's replacement at the same meeting at which such removal occurs. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for shareholders to replace a majority of the directors. Under the terms of our by-laws and articles, these provisions cannot be changed without the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of our capital stock entitled to vote in an annual election of directors, voting together as a single class, unless such action has been previously approved by a two-thirds vote of the whole board of directors.

        Preferred Stock.    The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock. The existence of the authorized but undesignated preferred stock may have a depressive effect on the market price of our common stock.

        Anti-Takeover Law Provisions under the Pennsylvania Business Corporations Law.    We are subject to certain provisions of Chapter 25 of the Pennsylvania Business Corporation Law, or the PBCL, which may have the effect of discouraging or rendering more difficult a hostile takeover attempt against us, including Subchapter 25E and Subchapter 25F of the PBCL. Under Subchapter 25E of the PBCL, if any person or group acting in concert acquires voting power over shares representing 20% or more of the votes which all of our shareholders would be entitled to cast in an election of directors, any other shareholder may demand that such person or group purchase such shareholder's shares at a price determined in an appraisal proceeding.

        Under Subchapter 25F of the PBCL, we may not engage in merger, consolidation, share exchange, division, asset sale or a variety of other "business combination" transactions with a person which becomes the "beneficial owner" of shares representing 20% or more of the voting power in an election of our directors unless (1) the business combination or the acquisition of the 20% interest is approved by our board prior to the date the 20% interest is acquired, (2) the person beneficially owns at least 80% of the outstanding shares and the business combination (a) is approved by a majority vote of the disinterested shareholders and (b) satisfies certain minimum price and other conditions prescribed in Subchapter 25F, (3) the business combination is approved by a majority vote of the disinterested shareholders at a meeting called no earlier than five years after the date the 20% interest is acquired or (4) the business combination (a) is approved by shareholder vote at a meeting called no earlier than five years after the date the 20% interest is acquired and (b) satisfies certain minimum price and other conditions prescribed in Subchapter 25F.

        We have elected to opt out of Subchapter 25G of the PBCL (which would have required a shareholder vote to accord voting rights to control shares acquired by a 20% shareholder in a control-share acquisition) and Subchapter 25H (which would have required a person or group to disgorge to us any profits received from a sale of our equity securities within 18 months after the person or group acquired, offered to acquire or publicly disclosed an intention to acquire 20% of our voting power or publicly disclosed an intention to acquire control of us).

        Advance Notice Requirements.    Our bylaws require our shareholders to provide advance notice if they wish to submit a proposal or nominate candidates for director at our annual meeting of shareholders. These procedures provide that notice of shareholder proposals and shareholder nominations for the election of directors at our annual meeting must be in writing and received by our secretary at our principal executive offices at least 90, but not more than 120, days prior to the anniversary of the date of the prior year's annual meeting of shareholders. In the case of a shareholder nomination, the notice submitted to the secretary must set forth information about the nominee and be accompanied by an original irrevocable conditional resignation in the event that such director, in an uncontested election, receives more votes "withheld" than "for" his or her election.

        Special Meetings of Shareholders.    Our bylaws provide that a special meeting of shareholders may be called only by the board of directors or by the chief executive officer. Shareholders do not have a right to call a special meeting under the current bylaws.

        Special Treatment for Specified Groups of Nonconsenting Shareholders.    Additionally, the PBCL permits an amendment of a corporation's articles or other corporate action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters' rights.

        Exercise of Director Powers Generally.    The PBCL also provides that the directors of a corporation are not required to regard the interests of the shareholders as being dominant or controlling in making decisions concerning takeovers or any other matters. The directors may consider, to the extent they deem appropriate, among other things, (1) the effects of any proposed action upon any or all groups affected by the action, including, among others, shareholders, employees, creditors, customers and suppliers, (2) the short-term and long-term interests of the corporation, (3) the resources, intent and conduct of any person or group seeking to acquire control of the corporation and (4) all other pertinent factors. The PBCL expressly provides that directors do not violate their fiduciary duties solely by relying on "poison pills" or the anti-takeover provisions of the PBCL. We do not currently have a "poison pill."

Miscellaneous

        The holders of shares of our common stock do not have preemptive rights or conversion rights and there are no redemption or sinking fund provisions applicable to our common stock. Holders of fully paid shares of common stock are not subject to any liability for further calls or assessments.

Transfer Agent and Registrar

        The transfer agent and registrar of our common stock is BNY Mellon Shareholder Services. Its address is P.O. Box 3316, South Hackensack, New Jersey 07606, and its telephone number at this location is 800-589-9026. The transfer agent and registrar of our preferred stock will be designated in the prospectus supplement through which such preferred stock is offered.

Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "EQT."

 DESCRIPTION OF DEBT SECURITIES

        We may offer unsecured debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and The Bank of New York. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities

  •
  The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

  •
  title and aggregate principal amount;

  •
  whether the securities will be senior, subordinated or junior subordinated;

  •
  applicable subordination provisions, if any;

  •
  conversion or exchange into other securities;

  •
  percentage or percentages of principal amount at which such securities will be issued;

  •
  maturity date(s);

  •
  interest rate(s) or the method for determining the interest rate(s);

  •
  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

  •
  redemption or early repayment provisions;

  •
  authorized denominations;

  •
  form;

  •
  amount of discount or premium, if any, with which such securities will be issued;

  •
  whether such securities will be issued in whole or in part in the form of one or more global securities;

  •
  identity of the depositary for global securities;

  •
  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

  •
  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

  •
  any covenants applicable to the particular debt securities being issued;

  •
  any defaults and events of default applicable to the particular debt securities being issued;

  •
  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

  •
  time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

  •
  securities exchange(s) on which the securities will be listed, if any;

  •
  whether any underwriter(s) will act as market maker(s) for the securities;

  •
  extent to which a secondary market for the securities is expected to develop;

  •
  our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

  •
  provisions relating to covenant defeasance and legal defeasance;

  •
  provisions relating to satisfaction and discharge of the indenture;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

  •
  additional terms not inconsistent with the provisions of the indenture.

General

        One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

        The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee maintained in the Borough of Manhattan, the City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

 PLAN OF DISTRIBUTION

        We may sell the common stock, preferred stock or any series of debt securities being offered hereby in one or more of the following ways from time to time:

  •
  to underwriters or dealers for resale to the public or to institutional investors;

  •
  directly to institutional investors;

  •
  directly to a limited number of purchasers or to a single purchaser;

  •
  through agents to the public or to institutional investors; or

  •
  through a combination of any of these methods of sale.

        The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

  •
  the offering terms, including the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange on which the securities may be listed.

        If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

  •
  privately negotiated transactions;

  •
  at a fixed public offering price or prices, which may be changed;

  •
  in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

        If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities other than the common stock may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

 LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon by Reed Smith LLP. In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Reed Smith LLP and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Equitable Resources, Inc. appearing in Equitable Resources, Inc.'s Annual Report (Form 10-K) as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 (including schedules appearing therein) and Equitable Resources, Inc.'s management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are, and audited financial statements and Equitable Resources, Inc.'s management's assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management's assessments (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.